UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2013

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and 7.750% Senior Secured Notes due 2021

On February 12, 2013, Vector Group Ltd. (the “Company”) completed the sale of $450.0 million of its 7.750% senior secured notes due 2021 (the “Notes”) to qualified institutional buyers and pursuant to Regulation S in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued under an indenture, dated February 12, 2013, among the Company, the subsidiaries of the Company party thereto as note guarantors (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”).

The aggregate net cash proceeds from the sale of the Notes were approximately $438.2 million after deducting the initial purchaser’s (the “Initial Purchaser”) discount and estimated expenses and fees payable by the Company in connection with the Notes offering. The Company used the net cash proceeds from the Notes offering to pay a portion of (i) the consideration for a cash tender offer for the Company’s 11% senior secured notes due 2015 (the “Existing Notes”), (ii) the redemption price for Existing Notes that were not tendered in the cash tender offer, plus accrued and unpaid interest, and (iii) fees and expenses in connection with the cash tender offer and redemption of the Existing Notes.

The Company will pay cash interest at a rate of 7.750% per year, payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2013. Interest on overdue principal and interest and liquidated damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

The Notes are fully and unconditionally guaranteed on a joint and several basis by all of the domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. In addition, some of the guarantees are secured by first or second priority security interests in certain collateral of some of the Guarantors pursuant to security and pledge agreements, subject to certain permitted liens and exceptions as further described in the Indenture and the security documents relating thereto. The Company will not provide any security for the notes.

The Notes will be the Company’s general senior obligations and will be pari passu in right of payment with all of the Company’s existing and future senior indebtedness, will be senior in right of payment to all of the Company’s future subordinated indebtedness, if any, and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-Guarantor subsidiaries of the Company (other than indebtedness and liabilities owed to the Company or one of the Guarantors). Each guarantee of the Notes will be the general obligation of the Guarantor and will be pari passu in right of payment with all other senior indebtedness of the Guarantor, including the indebtedness of Liggett Group LLC (“Liggett Group”) and 100 Maple LLC (“Maple”) under their senior secured revolving credit facility with Wells Fargo Bank, National Association (the “Liggett Secured Revolving Credit Facility”). Each guarantee of the Notes will be senior in right of payment to all future subordinated indebtedness of the Guarantor, if any, and will be effectively senior in right of payment to all existing and future unsecured indebtedness of the Guarantor to the extent of the value of the assets that secure such guarantee. Each guarantee of the Notes will be effectively subordinated to indebtedness that is secured by a higher priority lien than the lien securing the guarantee, if any, to the extent of the value of the collateral securing such indebtedness.

The Notes mature on February 15, 2021. The Company may redeem some or all of the Notes at any time prior to February 15, 2016 at a make-whole redemption price. At any time prior to February 15, 2016, the Company may also, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. On or after February 15, 2016, the Company may redeem some or all of the Notes at a premium that will decrease over time, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. If the Company sells certain assets and does not apply the proceeds as required pursuant to the Indenture, it must offer to repurchase the Notes at the prices listed in the Indenture.

If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to the Company or with respect to the Guarantors who, individually or as a group, would constitute a Significant Subsidiary (as defined in the Indenture) will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any Note holders.

The Indenture contains covenants that limit the Company and each Guarantor’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its equity interests; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur certain liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Registration Rights Agreement

In connection with the issuance of the Notes, on February 12, 2013, the Company and the Guarantors entered into a Registration Rights Agreement with the Initial Purchaser (the “Registration Rights Agreement”), relating to, among other things, the exchange offer pursuant to which the Company will offer to exchange freely tradable exchange notes and guarantees for the Notes and related guarantees. The exchange notes and guarantees will have substantially identical terms as the Notes and related guarantees, other than the absence of transfer restrictions.

Subject to the terms of the Registration Rights Agreement, the Company and the Guarantors will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to 240 days after the issuance of the Notes and will use all commercially reasonable efforts to have such exchange offer registration statement declared effective by the SEC on or prior to 330 days after the issuance of the Notes. Unless the exchange offer would not be permitted by applicable law or SEC policy, the Company and the Guarantors will commence the exchange offer and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all Notes tendered prior thereto in the exchange offer. If obligated to file a shelf registration statement in connection with the exchange offer, the Company and the Guarantors will use all commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 90 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 180 days after such obligation arises.

If the Company and the Guarantors fail to meet these targets or if any registration statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective (each, a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% per year for the first 90-day period immediately following the occurrence of any Registration Default. The annual interest rate on the Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable annual interest rate of 7.750%. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

Pledge Agreement

In connection with the issuance of the Notes, on February 12, 2013, VGR Holding LLC (“VGR Holding”) entered into a pledge agreement (the “Pledge Agreement”) with U.S. Bank National Association, in its capacity as collateral agent for the holders of the Notes (the “Collateral Agent”). Pursuant to the Pledge Agreement, VGR Holding granted to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in all if its right and title in the Pledged Collateral (as defined in the Pledge Agreement) as collateral security for the payment of the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Pledge Agreement.

Vector Tobacco Security Agreement

In connection with the issuance of the Notes, on February 12, 2013, Vector Tobacco Inc. (“Vector Tobacco”) entered into a security agreement (the “Vector Tobacco Security Agreement”) with the Collateral Agent. Pursuant to the Vector Tobacco Security Agreement, Vector Tobacco granted to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in all if its right and title in the Collateral (as defined in the Vector Tobacco Security Agreement) as collateral security for the payment of the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Vector Tobacco Security Agreement.

Liggett Guarantors Security Agreement

In connection with the issuance of the Notes, on February 12, 2013, Liggett Group and Maple (the “Liggett Guarantors”) entered into a security agreement (the “Liggett Guarantors Security Agreement”) with the Collateral Agent. Pursuant to the Liggett Guarantors Security Agreement, the Liggett Guarantors granted to the Collateral Agent for the benefit of the holders of the Notes a second priority security interest in all if its right and title in the Collateral (as defined in the Liggett Guarantors Security Agreement) as collateral security for the payment of the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Liggett Guarantors Security Agreement.

Intercreditor Agreement

In connection with the issuance of the Notes, on February 12, 2013, the Liggett Guarantors entered into an intercreditor and lien subordination agreement (the “Intercreditor Agreement”) with the Collateral Agent and Wells Fargo Bank, National Association, as lender under the Liggett Secured Revolving Credit Facility (“Wells Fargo”). Pursuant to the Intercreditor Agreement, the liens of the Collateral Agent on the ABL Collateral (as defined in the Intercreditor Agreement) will be subordinated to the liens of Wells Fargo on the ABL Collateral.

Supplemental Indenture to the Existing Notes Indenture

In connection with the Early Settlement (as defined below) of the Tender Offer and the Consent Solicitation (each as defined below), on February 12, 2013, the Company amended the Indenture, dated as of August 16, 2007, as previously supplemented (the “Existing Notes Indenture”), among the Company, the guarantors party thereto (the “Existing Notes Guarantors”) and U.S. Bank National Association, as trustee and collateral agent (the “Existing Notes Trustee”), pursuant to a Sixth Supplemental Indenture dated as of February 12, 2013, among the Company, the Existing Notes Guarantors and the Existing Notes Trustee (the “Supplemental Indenture”). The Supplemental Indenture amended the Existing Notes Indenture by eliminating substantially all of the restrictive covenants and certain events of default and other related provisions contained in the Existing Notes Indenture. In connection with the Early Settlement of the Tender Offer and the Consent Solicitation, the Supplemental Indenture became operative on February 12, 2013.

The foregoing summaries of the Notes, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Vector Tobacco Security Agreement, the Liggett Guarantors Security Agreement, the Intercreditor Agreement and the Supplemental Indenture do not purport to be complete and is qualified in its entirety by reference to the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Vector Tobacco Security Agreement, the Liggett Guarantors Security Agreement, the Intercreditor Agreement and the Supplemental Indenture, attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On February 12, 2013, the Company accepted for purchase the Existing Notes (the “Early Settlement”) that were validly tendered and not revoked on or prior to 11:59 p.m., New York City time, on February 11, 2013 (the “Consent Expiration Time”) pursuant to its previously announced cash tender offer (“Tender Offer”) and consent solicitation (“Consent Solicitation”) with respect to all of the Existing Notes. Approximately $336.3 million, or 81.04% of the outstanding principal amount of the Existing Notes (excluding any Existing Notes owned by the Company, any guarantor of the Existing Notes or any of their respective affiliates), were validly tendered and not withdrawn in the Tender Offer on or prior to the Consent Expiration Time. The Company also received the requisite consents for the execution of the Supplemental Indenture on or prior to the Consent Expiration Time. The remaining conditions upon which the consummation of the Tender Offer and Consent Solicitation are subject have also been satisfied. As a result, on February 12, 2013, payment of the tender offer consideration and consent payment to holders who validly tendered and did not revoke Existing Notes prior to the Consent Expiration Time was made in the aggregate amount of approximately $368.9 million and the Supplemental Indenture became operative. On February 12, 2013, the Company also issued a notice of redemption for the $78.7 million principal amount of Existing Notes not tendered on or prior to the Consent Expiration Time at a redemption price of 103.667% and irrevocably deposited with the Existing Notes Trustee an amount sufficient to redeem such Existing Notes with the Existing Notes Trustee, thereby discharging its obligations under the Existing Notes and the Existing Notes Indenture in accordance with the satisfaction and discharge provisions of the Existing Notes Indenture. The redemption of such Existing Notes will occur on March 14, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of February 12, 2013, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee.
4.2	Registration Rights Agreement, dated as of February 12, 2013, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee.

4.3	Pledge Agreement, dated as of February 12, 2013, by and between VGR Holding LLC U.S. Bank National Association, as collateral agent.
4.4	Security Agreement, dated as of February 12, 2013, by and between Vector Tobacco Inc. and U.S. Bank National Association, as collateral agent.
4.5	Security Agreement, dated as of February 12, 2013, among Liggett Group LLC, 100 Maple LLC and U.S. Bank National Association, as collateral agent.
4.6	Intercreditor Agreement, dated as of February 12, 2013, among Liggett Group LLC, 100 Maple LLC, U.S. Bank National Association and Wells Fargo Bank, National Association.
4.7	Sixth Supplemental Indenture, dated as of February 12, 2013, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

	By:	/s/ J. Bryant Kirkland III
Date: February 12, 2013		J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer